SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): December 5, 2011

RECON TECHNOLOGY, LTD
(Exact name of registrant as specified in its charter)

Cayman Islands	001-34409	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1902, Building C, King Long International Mansion
No. 9 Fulin Road
Beijing, 100107
People’s Republic of China
(Address of principal executive offices)
Registrant’s telephone number, including area code: +86 (10) 8494 5799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2011, Recon Technology, Ltd (the “Company”) received from the Nasdaq OMX Group (“Nasdaq”) a letter (the “Nasdaq Letter”) indicating that it is not in compliance with the minimum $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 5450(a)(1), as a result of the bid price of the Company’s ordinary shares having closed below $1.00 for the last 30 consecutive business days prior to the date of the letter.

Nasdaq’s letter advises the Company that, in accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until June 4, 2012, to regain compliance. The letter further advises that such compliance can be achieved if, at any time before June 4, 2012, the bid price of the Company’s ordinary shares closes at $1.00 or more per share for a minimum of 10 consecutive business days. There can be no guarantee that the Company will be able to regain compliance with the continued listing requirement of Nasdaq Marketplace Rule 5450(a)(1).

If the Company does not regain compliance by June 4, 2012, Nasdaq will provide written notification to the Company that its ordinary shares may be delisted. At that time, the Company may appeal Nasdaq’s decision to a Listing Qualifications Panel.

The Company intends to actively monitor the bid price for its ordinary shares between now and June 4, 2012, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

ITEM 4.02    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On December 6, 2011, the Audit Committee of the Registrant, which is authorized to take such action, concluded that the unaudited consolidated financial statements included in the Registrant’s Quarterly Reports on Form 10-Q as of and for the three and six months ended December 31, 2010 and as of and for the three and nine months ended March 31, 2011 (the “Original Filings”), should no longer be relied upon. They consolidate in the Registrant’s financial statements the operating results of an entity that should not have been consolidated during such periods. In particular, the Registrant’s Audit Committee concluded that, in light of a December 16, 2010 change in the equity ownership of ENI Energy Technology Co., Ltd., a PRC company (“ENI”), the Registrant ceased to have the power to direct the activities of ENI which most significantly impact its economic performance as of the date of transfer. As a result, ENI ceased to be a variable interest entity of the Registrant at that time, and its financial results should not have been consolidated with those of the Registrant beginning December 16, 2010.

Management and the Registrant’s Board of Directors brought this matter to the attention of and discussed this matter with the Registrant’s independent registered public accounting firm.

The Registrant filed is currently working with the Registrant’s independent registered public accounting firm to amend the Original Filings to address the matters described above. The impact of the foregoing matters on the restatement of the Registrant’s financial statements is not known at this time.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recon Technology, Ltd

By:	/s/ Yin Shenping
Yin Shenping
Chief Executive Officer

Dated: December 6, 2011